Exhibit 99.1

Clarus Reports Third Quarter 2022 Results

– Sales in the Third Quarter of 2022 Increased 6% Year-Over-Year to $115.7 Million (up 9% on a Constant Currency Basis) –

SALT LAKE CITY, Utah – November 7, 2022 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor and consumer enthusiast markets, reported financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Summary vs. Same Year-Ago Quarter

•	Sales of $115.7 million increased 6.0%.
•	Gross margin was 34.1% compared to 36.0%.
•	Net income of $2.8 million, or $0.07 per diluted share, compared to $4.5 million, or $0.13 per diluted share.
•	Adjusted net income before non-cash items of $10.2 million, or $0.26 per diluted share, compared to $18.1 million, or $0.50 per diluted share.
•	Adjusted EBITDA of $15.1 million with an adjusted EBITDA margin of 13.0% compared to $19.2 million with an adjusted EBITDA margin of 17.7%.

Management Commentary

“Our portfolio of ‘Super Fan’ brands were largely resilient amid a challenging consumer backdrop," said Clarus President John Walbrecht. “Demand in both our Outdoor and Precision Sport segments remained intact during the quarter, demonstrating market share gains as activity-based, Super Fan consumer brands can gain market share even when macroeconomic challenges arise.

“In our Adventure segment, limited vehicle deliveries and higher-than-normal inventory in the channel persisted in our home market of Australia, and we began to experience challenging conditions in North America after a strong first half of the year. These headwinds were further exacerbated by volatile foreign currency markets. We believe these issues will be short-lived, and we see more opportunity than ever to ‘Innovate and Accelerate’ these brands on a global basis as overlanding continues to expand its addressable market.

“In total, we estimate foreign currency headwinds reduced our sales and Adjusted EBITDA by over $3.3 million in the third quarter. Higher freight costs also continued, lowering our profitability by $2.3 million during the third quarter. We believe higher freight costs to be transitory in nature as we are already experiencing an improved supply chain. As such, we expect to remain well-positioned to drive relative outperformance in this area given our agile approach across our businesses.

“As we look to the remainder of the year and into 2023, we believe we have a portfolio of brands that can continue to grow and gain market share, even in a weaker consumer environment. This is a key attribute of Super Fan brands, and we believe we are laying the foundation for long-term shareholder value creation.”

Third Quarter 2022 Financial Results

Sales in the third quarter increased 6% to $115.7 million compared to $109.0 million in the same year-ago quarter. The increase includes revenue contribution of $3.7 million from MAXTRAX, an acquisition completed on December 1, 2021. Organic sales were up 6% in the third quarter, MAXTRAX contributed 3% and foreign exchange was a 3% headwind. On a constant currency basis, total sales were up 9%.

Sales in the Outdoor segment increased 7%, or 11% on a constant currency basis, to $62.9 million compared to the same year-ago quarter due to strong demand, slightly offset by supply chain challenges associated with microchips that negatively impacted the Company’s ability to deliver its snow-safety products on time and in full. Precision Sport sales increased 13% to $34.2 million, reflecting continued strong demand and market share gains. Sales in the Adventure segment were $18.6 million, reflecting lower consumer demand given the challenging economic environment and constraints on new vehicle deliveries, which impacted new product sales both in the Australian and North American markets.

Gross margin in the third quarter was 34.1% compared to 36.0% in the year-ago quarter. Improvements in channel and product mix were more than offset by higher freight costs, as well as unfavorable foreign exchange movements. Higher freight costs had a negative impact on gross margin of 200 basis points, while foreign currency had a 180 basis point impact.

Selling, general and administrative expenses in the third quarter were $32.3 million compared to $31.3 million in the same year-ago quarter. The inclusion of MAXTRAX and higher go-to-market investments in the Outdoor segment were partially offset by lower non-cash stock-based compensation for performance awards.

Net income in the third quarter was $2.8 million, or $0.07 per diluted share, compared to net income of $4.5 million, or $0.13 per diluted share, in the prior year quarter.

Adjusted net income in the third quarter, which excludes non-cash items and transaction costs, was $10.2 million, or $0.26 per diluted share, compared to $18.1 million, or $0.50 per diluted share, in the same year-ago quarter.

Adjusted EBITDA in the third quarter was $15.1 million, or an adjusted EBITDA margin of 13.0%, compared to $19.2 million, or an adjusted EBITDA margin of 17.7%, in the same year-ago quarter. The decline in adjusted EBITDA was driven by lower sales in the Adventure segment, as well as heightened freight costs and unfavorable movements in foreign exchange rates, partially offset by lower discretionary spending.

Net cash provided by operating activities for the three months ended September 30, 2022, was $(11.5) million compared to net cash provided of $(17.5) million in the prior year quarter. Capital expenditures in the third quarter of 2022 were $2.1 million compared to $2.4 million in the prior year quarter. Free cash flow for the third quarter of 2022 was $(13.6) million compared to $(19.8) million in the prior year quarter due to higher working capital, specifically accounts receivable.

Liquidity at September 30, 2022 vs. December 31, 2021

•	Cash and cash equivalents totaled $10.4 million compared to $19.5 million.
•	Total debt of $167.2 million compared to $141.5 million.
•	Remaining access to approximately $110 million on the Company’s revolving line of credit.
•	Net debt leverage ratio of 2.2x compared to 2.0x

Stock Repurchase Program

During the third quarter, the Company repurchased 527,277 shares of its common stock for approximately $7.2 million, or $13.60 per share, leaving approximately $42.8 million remaining on its $50 million stock repurchase program.

2022 Outlook

Given lower sales in the Adventure segment, as well as the volatile foreign currency market and higher freight costs, Clarus is revising its full-year 2022 outlook. Clarus now expects fiscal year 2022 sales to grow approximately 18% to $445.0 million ($470.0 million prior) compared to 2021. This includes the assumption that the strong U.S. dollar will be a $6 million sales headwind in the fourth quarter of 2022. By segment, the Company now expects Outdoor segment sales to increase 1% to approximately $223.0 million ($237.5 million previously). The Precision Sport segment is now expected to increase 18% to approximately $130.0 million ($127.5 million previously) and the Adventure segment is now expected to contribute approximately $92 million ($105 million previously).

The Company now expects adjusted EBITDA in 2022 to be approximately $64 million ($78 million prior), or an adjusted EBITDA margin of 14.4%. In addition, capital expenditures are now expected to be approximately $8.0 million ($9.0 million previously) and free cash flow is now expected to range between $0 to ($5) million ($30.0 to $40.0 million previously) for the full year 2022.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $58.4 million, which includes $37.2 million of NOL carryforwards that expire on December 31, 2022. The Company expects to fully utilize the $37.2 million in the current year, prior to expiration. The Company’s common stock is subject to a rights agreement dated February 7, 2008, that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2022 results.

Date: Monday, November 7, 2022

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Registration Link: https://register.vevent.com/register/BI58988a2f2e7047f1bdd63c5e2f1a5f6b

To access the call by phone, please register via the live call registration link above and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the Company’s website at www.claruscorp.com.

A replay of the conference call will be available after 7:00 p.m. Eastern Time on the same day through November 7, 2023.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a global leading designer, developer, manufacturer and distributor of best-in-class outdoor equipment and lifestyle products focused on the outdoor and consumer enthusiast markets. Our mission is to identify, acquire and grow outdoor “super fan” brands through our unique “innovate and accelerate” strategy. We define a “super fan” brand as a brand that creates the world’s pre-eminent, performance-defining product that the best-in-class user cannot live without. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Rhino-Rack®, MAXTRAX®, Sierra®, and Barnes® brand names through outdoor specialty and online retailers, our own websites, distributors, and original equipment manufacturers. Our portfolio of iconic brands is well-positioned for sustainable, long-term growth underpinned by powerful industry trends across the outdoor and adventure sport end markets. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.rhinorack.com, www.maxtrax.com.au, www.sierrabullets.com, www.barnesbullets.com, www.pieps.com, or www.goclimbon.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) net income before non-cash items and related income per diluted share, and adjusted net income before non-cash items and related income per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, and adjusted EBTIDA margin, and (iv) free cash flow (defined as net cash provided by operating activities less capital expenditures). The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) net income before non-cash items and related income per diluted share, and adjusted net income before non-cash items and related income per diluted share, (iii) EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contacts:

John C. Walbrecht

President

Tel 1-801-993-1344

john.walbrecht@claruscorp.com

Michael J. Yates

Chief Financial Officer

Tel 1-801-993-1304

mike.yates@claruscorp.com

Investor Relations Contact:

Gateway Group, Inc.

Cody Slach

Tel 1-949-574-3860

CLAR@gatewayir.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash	$10,365	$19,465
Accounts receivable, less allowance for credit losses of $1,200 and $811	76,468	66,180
Inventories	155,206	129,354
Prepaid and other current assets	14,586	11,831
Income tax receivable	860	116
Total current assets	257,485	226,946

Property and equipment, net	42,140	42,826
Other intangible assets, net	56,789	73,683
Indefinite-lived intangible assets	119,201	128,271
Goodwill	112,247	118,090
Deferred income taxes	22,304	22,433
Other long-term assets	17,775	19,578
Total assets	$627,941	$631,827

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$23,640	$31,488
Accrued liabilities	26,271	27,473
Income tax payable	1,109	4,437
Current portion of long-term debt	10,306	9,585
Total current liabilities	61,326	72,983

Long-term debt, net	156,852	131,948
Deferred income taxes	30,704	35,280
Other long-term liabilities	15,970	21,448
Total liabilities	264,852	261,659

Stockholders' Equity
Preferred stock, $0.0001 par value per share; 5,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value per share; 100,000 shares authorized; 41,625 and 41,105 issued and 37,036 and 37,094 outstanding, respectively	4	4
Additional paid in capital	677,120	662,996
Accumulated deficit	(254,313)	(263,342)
Treasury stock, at cost	(32,707)	(24,440)
Accumulated other comprehensive loss	(27,015)	(5,050)
Total stockholders' equity	363,089	370,168
Total liabilities and stockholders' equity	$627,941	$631,827

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2022	September 30, 2021
Sales
Domestic sales	$55,540	$61,259
International sales	60,175	47,712
Total sales	115,715	108,971

Cost of goods sold	76,291	69,792
Gross profit	39,424	39,179

Operating expenses
Selling, general and administrative	32,340	31,314
Transaction costs	858	8,147
Contingent consideration expense	104	-

Total operating expenses	33,302	39,461

Operating income (loss)	6,122	(282)

Other expense
Interest expense, net	(2,216)	(1,476)
Other, net	(1,238)	338

Total other expense, net	(3,454)	(1,138)

Income (loss) before income tax	2,668	(1,420)
Income tax benefit	(83)	(5,950)
Net income	$2,751	$4,530

Net income per share:
Basic	$0.07	$0.13
Diluted	0.07	0.13

Weighted average shares outstanding:
Basic	37,369	33,800
Diluted	39,580	36,164

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2022	September 30, 2021
Sales
Domestic sales	$181,920	$160,708
International sales	162,004	96,903
Total sales	343,924	257,611

Cost of goods sold	216,566	163,361
Gross profit	127,358	94,250

Operating expenses
Selling, general and administrative	101,959	72,903
Transaction costs	2,880	9,272
Contingent consideration expense	493	-

Total operating expenses	105,332	82,175

Operating income	22,026	12,075

Other expense
Interest expense, net	(5,060)	(1,926)
Other, net	(2,648)	(4,263)

Total other expense, net	(7,708)	(6,189)

Income before income tax	14,318	5,886
Income tax expense (benefit)	2,494	(6,161)
Net income	$11,824	$12,047

Net income per share:
Basic	$0.32	$0.37
Diluted	0.30	0.35

Weighted average shares outstanding:
Basic	37,256	32,159
Diluted	39,694	34,044

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	September 30, 2022		September 30, 2021
Gross profit as reported	$39,424	Gross profit as reported	$39,179
	-	Plus impact of inventory fair value adjustment	3,099
Adjusted gross profit	$39,424	Adjusted gross profit	$42,278

Gross margin as reported	34.1%	Gross margin as reported	36.0%

Adjusted gross margin	34.1%	Adjusted gross margin	38.8%

NINE MONTHS ENDED

	September 30, 2022		September 30, 2021
Gross profit as reported	$127,358	Gross profit as reported	$94,250
Plus impact of inventory fair value adjustment	269	Plus impact of inventory fair value adjustment	3,460
Adjusted gross profit	$127,627	Adjusted gross profit	$97,710

Gross margin as reported	37.0%	Gross margin as reported	36.6%

Adjusted gross margin	37.1%	Adjusted gross margin	37.9%

CLARUS CORPORATION

RECONCILIATION FROM NET (LOSS) INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	September 30, 2022	Share	September 30, 2021	Share
Net income	$2,751	$0.07	$4,530	$0.13

Amortization of intangibles	3,683	0.09	3,577	0.10
Depreciation	2,091	0.05	1,631	0.05
Amortization of debt issuance costs	232	0.01	173	0.00
Stock-based compensation	2,220	0.06	3,064	0.08
Inventory fair value of purchase accounting	-	-	3,099	0.09
Income tax benefit	(83)	(0.00)	(5,950)	(0.16)
Cash paid for income taxes	(1,663)	(0.04)	-	-

Net income before non-cash items	$9,231	$0.23	$10,124	$0.28

Transaction costs	858	0.02	8,147	0.23
Contingent consideration expense	104	0.00	-	-
State cash taxes on adjustments	(21)	(0.00)	(202)	(0.01)

Adjusted net income before non-cash items	$10,172	$0.26	$18,069	$0.50

CLARUS CORPORATION

RECONCILIATION FROM NET (LOSS) INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Nine Months Ended
		Per Diluted		Per Diluted
	September 30, 2022	Share	September 30, 2021	Share
Net income	$11,824	$0.30	$12,047	$0.35

Amortization of intangibles	11,740	0.30	5,971	0.18
Depreciation	5,800	0.15	4,336	0.13
Amortization of debt issuance costs	593	0.01	335	0.01
Stock-based compensation	9,142	0.23	6,414	0.19
Inventory fair value of purchase accounting	269	0.01	3,460	0.10
Income tax expense (benefit)	2,494	0.06	(6,161)	(0.18)
Cash paid for income taxes	(7,155)	(0.18)	(353)	(0.01)

Net income before non-cash items	$34,707	$0.87	$26,049	$0.77

Transaction costs	2,880	0.07	9,272	0.27
Contingent consideration expense	493	0.01	-	-
State cash taxes on adjustments	(74)	(0.00)	(230)	(0.01)

Adjusted net income before non-cash items	$38,006	$0.96	$35,091	$1.03

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	September 30, 2022	September 30, 2021
Net income	$2,751	$4,530

Income tax benefit	(83)	(5,950)
Other, net	1,238	(338)
Interest expense, net	2,216	1,476

Operating income (loss)	6,122	(282)

Depreciation	2,091	1,631
Amortization of intangibles	3,683	3,577

EBITDA	11,896	4,926

Transaction costs	858	8,147
Contingent consideration expense	104	-
Inventory fair value of purchase accounting	-	3,099
Stock-based compensation	2,220	3,064

Adjusted EBITDA	$15,078	$19,236

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Nine Months Ended
	September 30, 2022	September 30, 2021
Net (loss) income	$11,824	$12,047

Income tax expense (benefit)	2,494	(6,161)
Other, net	2,648	4,263
Interest expense, net	5,060	1,926

Operating income	22,026	12,075

Depreciation	5,800	4,336
Amortization of intangibles	11,740	5,971

EBITDA	39,566	22,382

Transaction costs	2,880	9,272
Contingent consideration expense	493	-
Inventory fair value of purchase accounting	269	3,460
Stock-based compensation	9,142	6,414

Adjusted EBITDA	$52,350	$41,528